Exhibit 99.2

ENBRIDGE ENERGY PARTNERS, L.P.

CONSOLIDATED STATEMENTS OF INCOME

	Three months ended March 31,
	2008	2007
	(unaudited; in millions, except per unit amounts)

Operating revenue	$2,435.3	$1,712.7
Operating expenses
Cost of natural gas	2,098.8	1,484.3
Operating and administrative	116.7	97.7
Power	38.3	30.1
Depreciation and amortization	49.2	36.5
	2,303.0	1,648.6
Operating income	132.3	64.1
Interest expense	27.6	25.3
Other income (expense)	(0.3)	1.4
Income before income tax expense	104.4	40.2
Income tax expense	1.3	1.1
Net income	$103.1	$39.1
Net income allocable to limited partner units	$91.8	$31.4
Net income per limited partner unit (basic and diluted)	$0.99	$0.40
Weighted average limited partner units outstanding (millions)	92.6	77.8

ENBRIDGE ENERGY PARTNERS, L.P.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three months ended March 31,
	2008	2007
	(unaudited; in millions)
Cash provided by operating activities
Net income	$103.1	$39.1
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	49.2	36.5
Derivative fair value (gains) losses	(13.7)	16.3
Other	5.5	(1.4)
Changes in operating assets and liabilities, net of cash acquired:
Receivables, trade and other	20.7	45.5
Due from General Partner and affiliates	0.6	(13.2)
Accrued receivables	(63.8)	28.2
Inventory	21.1	61.1
Current and long-term other assets	1.0	(0.2)
Due to General Partner and affiliates	(1.9)	(3.3)
Accounts payable and other	(0.3)	(28.9)
Accrued purchases	118.5	(53.1)
Interest payable	28.4	23.5
Current income tax payable	1.1	1.1
Property and other taxes payable	6.7	1.6
Net cash provided by operating activities	276.2	152.8
Cash used in investing activities
Additions to property, plant and equipment	(373.5)	(399.3)
Changes in construction payables	(63.2)	63.9
Other	(5.3)	0.4
Net cash used in investing activities	(442.0)	(335.0)
Cash provided by financing activities
Net proceeds from unit issuances	221.8	—
Distributions to partners	(66.0)	(57.6)
Net Credit Facility borrowings	130.0	—
Net commercial paper (repayments) issuances	(44.7)	139.4
Net cash provided by financing activities	241.1	81.8
Net increase (decrease) in cash and cash equivalents	75.3	(100.4)
Cash and cash equivalents at beginning of year	50.5	184.6
Cash and cash equivalents at end of period	$125.8	$84.2

ENBRIDGE ENERGY PARTNERS, L.P.

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	March 31, 2008	December 31, 2007
	(unaudited; in millions)
ASSETS
Current assets
Cash and cash equivalents	$125.8	$50.5
Receivables, trade and other, net of allowance for doubtful accounts of $1.8 in 2008 and $1.9 in 2007	137.3	157.8
Due from General Partner and affiliates	26.6	27.2
Accrued receivables	662.6	598.8
Inventory	89.5	110.6
Other current assets	12.6	14.8
	1,054.4	959.7
Property, plant and equipment, net	5,883.7	5,554.9
Goodwill	256.5	256.5
Intangibles, net	91.9	91.5
Other assets, net	28.9	29.0
	$7,315.4	$6,891.6
LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities
Due to General Partner and affiliates	$43.9	$45.8
Accounts payable and other	343.8	400.4
Accrued purchases	722.3	603.8
Interest payable	49.3	20.9
Property and other taxes payable	30.3	22.5
Current maturities of long-term debt	231.0	31.0
	1,420.6	1,124.4
Long-term debt	2,751.4	2,862.9
Environmental liabilities	2.1	2.8
Notes payable to affiliate	130.0	130.0
Other long-term liabilities	207.2	200.0
	4,511.3	4,320.1
Commitments and contingencies

Partners’ capital
Class A common units (59,838,834 at March 31, 2008 and 55,238,834 at December 31, 2007, respectively)	1,550.2	1,340.7
Class B common units (3,912,750 in 2008 and 2007)	78.9	72.9
Class C units (18,415,008 at March 31, 2008 and 18,073,367 at December 31, 2007, respectively)	891.4	874.1
i-units (13,815,388 at March 31, 2008 and 13,564,086 at December 31, 2007, respectively)	535.3	515.3
General Partner	69.0	62.9
Accumulated other comprehensive loss	(320.7)	(294.4)
	2,804.1	2,571.5
	$7,315.4	$6,891.6

NET INCOME PER LIMITED PARTNER UNIT

Net income per limited partner unit is computed by dividing net income, after deduction of Enbridge Energy Company, Inc.’s (the “General Partner”) allocation, by the weighted average number of our limited partner units outstanding. The General Partner’s allocation is equal to an amount based upon its general partner interest, adjusted to reflect an amount equal to its incentive distributions and an amount required to reflect depreciation on the General Partner’s historical cost basis for assets contributed on formation of the Partnership. We have no dilutive securities. Net income per limited partner unit was determined as follows:

	Three months ended March 31,
	2008	2007
	(in millions, except per unit amounts)

Net income	$103.1	$39.1
Allocations to the General Partner:
Net income allocated to the General Partner	(2.1)	(0.8)
Incentive income allocated to the General Partner	(9.2)	(6.8)
Historical cost depreciation adjustments	—	(0.1)
	(11.3)	(7.7)
Net income allocable to limited partner units	$91.8	$31.4
Net income per limited partner unit (basic and diluted)	$0.99	$0.40
Weighted average limited partner units outstanding	92.6	77.8

SEGMENT INFORMATION

Our business is divided into operating segments, defined as components of the enterprise, about which financial information is available and evaluated regularly by our Chief Operating Decision Maker in deciding how resources are allocated and performance is assessed.

Each of our reportable segments is a business unit that offers different services and products that is managed separately, since each business segment requires different operating strategies. We have segregated our business activities into three distinct operating segments:

The following tables present certain financial information about our business segments:

	As of and for the three months ended March 31, 2008
	Liquids	Natural Gas	Marketing	Corporate(1)	Total
			(in millions)
Total revenue	$157.0	$1,874.1	$1,198.8	$—	$3,229.9
Less: Intersegment revenue	—	710.1	84.5	—	794.6
Operating revenue	157.0	1,164.0	1,114.3	—	2,435.3
Cost of natural gas	—	987.8	1,111.0	—	2,098.8
Operating and administrative	37.5	74.9	2.3	2.0	116.7
Power	38.3	—	—	—	38.3
Depreciation and amortization	19.6	29.1	0.5	—	49.2
Operating income	61.6	72.2	0.5	(2.0)	132.3
Interest expense	—	—	—	27.6	27.6
Other expense	—	—	—	0.3	0.3
Income before income tax expense	61.6	72.2	0.5	(29.9)	104.4
Income tax expense	—	—	—	1.3	1.3
Net income	$61.6	$72.2	$0.5	$(31.2)	$103.1
Total assets	$3,252.8	$3,439.3	$438.5	$184.8	$7,315.4
Capital expenditures (excluding acquisitions)	$296.8	$73.5	$—	$3.2	$373.5

(1)          Corporate consists of interest expense, interest income, and certain other costs such as franchise and income taxes, which are not allocated to the other business segments.

	As of and for the three months ended March 31, 2007
	Liquids	Natural Gas	Marketing	Corporate(1)	Total
			(in millions)
Total revenue	$132.8	$1,324.3	$889.4	$—	$2,346.5
Less: Intersegment revenue	—	568.8	65.0	—	633.8
Operating revenue	132.8	755.5	824.4	—	1,712.7
Cost of natural gas	—	663.2	821.1	—	1,484.3
Operating and administrative	33.7	61.3	1.6	1.1	97.7
Power	30.1	—	—	—	30.1
Depreciation and amortization	16.4	20.0	0.1	—	36.5
Operating income	52.6	11.0	1.6	(1.1)	64.1
Interest expense	—	—	—	25.3	25.3
Other income	—	—	—	1.4	1.4
Income before income tax expense	52.6	11.0	1.6	(25.0)	40.2
Income tax expense	—	—	—	1.1	1.1
Net income	$52.6	$11.0	$1.6	$(26.1)	$39.1
Total assets	$2,016.7	$2,845.6	$334.5	$162.1	$5,358.9
Capital expenditures (excluding acquisitions)	$223.2	$166.7	$1.2	$8.2	$399.3

(1)          Corporate consists of interest expense, interest income, and certain other costs such as franchise and income taxes, which are not allocated to the other business segments.